UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2021

Aditx Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39336	82-3204328
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2569 Wyandotte St., Suite 101 Mountain View, CA	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 488-0844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	ADTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Director

Effective June 16, 2021, the board of directors (the “Board”) of Aditx Therapeutics, Inc. (the “Company”) approved an increase to the number of directors on the Board from six (6) to seven (7) (the “Board Increase”), and subsequently appointed Dr. Lauren Chung to fill the one (1) vacancy as a result of the Board Increase. The Board has determined that Dr. Chung is independent in accordance with the applicable rules of the Nasdaq Stock Market LLC.

Dr. Chung was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Dr. Chung and the Company that would require disclosure under Item 404(a) of Regulation S-K.

On June 18, 2021, the Company issued a press release announcing the appointment of Dr. Chung as a director of the Company. A copy of the press release is attached hereto as Exhibit 99.1.

Set forth below is the biographical information of Dr. Chung, as required by Item 401 of Regulation S-K.

Dr. Lauren Chung, 48, is currently a venture partner at Yozma Group Korea, and the founder and CEO of MINLEIGH LLC, which is focused on identifying, evaluating and partnering with companies for investments and strategic, operational, and commercial opportunities. Dr. Chung has over 20 years of healthcare investment management, investment banking, and advisory experience. Prior to her current roles, Dr. Chung was a managing director in Healthcare Research at WestPark Capital. Previously, Dr. Chung was a co-founder of Tokum Capital Management, a global healthcare fund, which merged with Perella Weinberg Partners. Prior to that, Dr. Chung managed healthcare investment portfolios at institutional investment firms. Earlier in her career, Dr. Chung was a recognized research scientist conducting cutting edge research in neurodegenerative and genetic disorders at Massachusetts General Hospital/Harvard Medical School and Boston Children’s Hospital. Dr. Chung has published many leading peer-reviewed scientific journals, and as a current and former director of public and private companies, Dr. Chung brings a valuable perspective for the Company’s strategy and operations as well as extensive scientific insights. In March 2016, Dr. Chung filed for Chapter 7 bankruptcy, which filing was subsequently discharged in September 2016. Dr. Chung holds a Ph.D. in Neuropathology from Columbia University-College of Physicians & Surgeons, and a BA with honors in Biochemistry and Economics from Wellesley College.

Appointment of Lead Independent Director

On June 16, 2021, the Board appointed Dr. Jeffrey Runge as the Company’s lead independent director. Dr. Runge has served as a member of the Board since July 2020.

Item 8.01 Other Events

On June 16, 2021, the Board adopted a Lead Independent Direct Charter (the “Lead Independent Director Charter”), in order to define the role of the lead independent director and specify certain additional responsibilities of the lead independent director. A copy of the Lead Independent Director Charter is filed as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release, dated June 18, 2021
99.2	Lead Independent Director Charter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADITX THERAPEUTICS, INC.

Date: June 21, 2021	By:	/s/ Corinne Pankovcin
Corinne Pankovcin
Chief Financial Officer

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